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                                                                Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of i2 Technologies, Inc. common stock under the Stock Option Plans of Think Systems Corporation and Optimax Systems Corporation of our report dated January 18, 1997 with respect to the consolidated financial statements of i2 Technologies, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

/S/ Ernst & Young LLP

Dallas, Texas
May 28, 1997